LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

	Know
all by these presents, that the each of the undersigned hereby make, constitute and appoint each of John D. Morberg and KC Bean as each of the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of each of the undersigned to:

(1)	prepare, execute,
acknowledge, deliver and file Forms 4 and 5 (including any amendments thereto) with respect to the securities of Directed Electronics, Inc., a Florida corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain,
as each of the undersigned's representative and on each of the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and each of the undersigned hereby authorize any such person to release any such information to such attorney-in-fact and approve and ratify any such release of information; and


(3)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of each of the undersigned in connection with the foregoing.

Each of the
undersigned acknowledges that:

(1)	this Limited Power of Attorney
authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither
the Company nor such attorney-in-fact assumes (i) any liability for each of the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of each of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of each of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Limited Power of Attorney does not relieve
each of the undersigned from responsibility for compliance with each of the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.


	Each of the undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the each of the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of each of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Limited Power of Attorney shall
remain in full force and effect until revoked by each of the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS
WHEREOF, the undersigned have caused this Limited Power of Attorney to be executed as of this 16th day of December, 2005.

TRIVEST FUND III, L.P.

By: Trivest III General Partner, L.P., its general partner
By: Trivest
III, Inc., its general partner
By: /s/ David Gershman
Name:  David
Gershman
Title: Vice President and General Counsel

TRIVEST III
GENERAL PARTNER, L.P.
By:  Trivest III, Inc., its general partner
By:
/s/ David Gershman
Name:  David Gershman
Title: Vice President and
General Counsel

TRIVEST III, INC.
By: /s/ David Gershman
Name:
David Gershman
Title: Vice President and General Counsel